AMENDMENT NO. 4 TO
                           LOAN AND SECURITY AGREEMENT


     THIS AMENDMENT NO. 4 TO LOAN AND SECURITY AGREEMENT dated as of June 2, 2004 by and among Titanium Metals Corporation, a Delaware corporation ("Timet") and Titanium Hearth Technologies, Inc., a Delaware corporation ("THT", and together with Timet, each individually, a "Borrower" and, collectively, "Borrowers"), TIMET Millbury Corporation, an Oregon corporation ("TIMET
Millbury"),   TIMET  Castings   Corporation,   a  Delaware  corporation  ("TIMET
Castings"), TIMET Finance Management Company, a Delaware corporation ("TIMET Finance"), TMCA International, Inc., a Delaware corporation ("TMCA", and together with TIMET Millbury, TIMET Castings and TIMET Finance, each individually, a "Guarantor" and, collectively, "Guarantors"), and Congress Financial Corporation (Southwest), a Texas corporation ("Lender").

                               W I T N E S S E T H


     WHEREAS, Lender, Borrowers and Guarantors have entered into financing arrangements pursuant to which Lender has made and may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Loan and Security Agreement, dated February 25, 2000, by and among Lender and Borrowers (as amended by Amendment No. 1 to Loan and Security Agreement dated September 7, 2001, Amendment No. 2 to Loan and Security Agreement dated as of October 23, 2002 and Amendment No. 3 to Loan and Security Agreement, dated as of March 18, 2004 and as amended hereby and as the same may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement") and the agreements, documents and instruments at any time executed and/or delivered in connection therewith or related thereto (collectively, together with the Loan Agreement, the "Financing Agreements"); and

     WHEREAS, Borrowers and Guarantors have requested that Lender agree to certain amendments to the Loan Agreement and Lender is willing to agree to such amendments, subject to the terms and conditions contained herein;

     NOW, THEREFORE, in consideration of the mutual conditions and agreements and covenants set forth herein, and for other good and valuable consideration, the adequacy and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions.

     1.1 Additional Definitions. As used herein, the following terms shall have the meanings given to them below and the Loan Agreement shall be deemed and is hereby amended to include, in addition and not in limitation, the following definitions:

          (a) "Amendment No. 4" shall mean this Amendment No. 4 to the Loan and Security Agreement by and among Borrowers, Guarantors, and Lender, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

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          (b) "BUCS  Exchange  Offer" shall mean the offer by Timet to issue New
Preferred Stock to each holder of the BUCS in exchange for the BUCS owned by such holder pursuant to the BUCS Exchange Offer Registration Statement and the Offer to Exchange 4,024,820 Shares of 6 3/4% Series A Convertible Preferred Stock of Titanium Metals Corporation for all of the outstanding 6 5/8% Convertible Preferred Securities, Securities, Beneficial Unsecured Convertible Securities (including the associated guarantee of the Trust) attached as Exhibit
99.1 to the BUCS Exchange Offer Registration Statement.

          (c) "BUCS Exchange Offer Registration Statement" shall mean the registration statement on Form S-4 (File No. 333-114218) filed by Timet with the U.S. Securities and Exchange Commission on April 6, 2004 for the BUCS Exchange Offer, as such may be hereafter amended, modified or supplemented.

          (d) "Freedom Forge Bonds" shall mean surety bond issued by Federal Insurance Company on November 14, 1972 in favor of the Bureau of Workmen's Compensation, Department of Labor and Industry of the Commonwealth of Pennsylvania with respect to which Timet is the primary obligor, as amended as of November 1, 1974, October 27, 1975, November 1, 1977, January 4, 1982, March 30, 1982 and November 1, 1984 (the "Federal Bond"), and the surety bond issued by Insurance Company of North America on November 1, 1985 in favor of the Bureau of Workers' Compensation, Department of Labor and Industry of the Commonwealth of Pennsylvania with respect to which Timet is the primary obligor (the "INA Bond") and the related Application for Bond and Indemnity Agreement dated November 1, 1985, copies of which bonds and indemnity agreement are attached hereto as Exhibit A.

          (e) "New Preferred Stock" shall mean, individually and collectively, up to 4,024,820 shares of 6 3/4% Series A Convertible Preferred Stock authorized to be issued pursuant to the Certificate of Designations, Rights and Preferences of 6 3/4% Series A Convertible Preferred Stock attached as Exhibit 4.1 to the BUCS Exchange Offer Registration Statement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

          (f) "Trust Common Securities" shall mean, collectively, the common securities designated the 6 5/8% Trust Common Securities issued by the Trust, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

     1.2 Amendment to Definition.  The definition "Simmons" set forth in Section
1.84 of the Loan Agreement is amended as follows and each reference to such definition in the Loan Agreement and the other Financing Agreements shall be deemed to be a reference to such definition as so amended:

          "1.84 "Simmons" means, collectively, Harold C. Simmons and his spouse, and their respective heirs, executors, administrators, successors and assigns."

     1.3 Interpretation. For purposes of this Amendment, all terms used herein, including but not limited to, those terms used and/or defined herein or in the recitals hereto shall have the respective meanings assigned thereto in the Loan Agreement as amended by this Amendment No. 4.

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

Section 2. Consent. Subject to the terms and conditions hereof, notwithstanding anything to the contrary contained in the Loan Agreement (as in effect prior to the date hereof), Lender hereby consents to the issuance of the New Preferred Stock and the consummation of the BUCS Exchange Offer pursuant to terms described in the BUCS Exchange Offer Registration Statement. Timet will use its best effort to consummate such transactions on or before December 31, 2004, provided however, Timet may request an extension of such date and such request shall not be unreasonably denied by Lender.

Section 3. Amendments to Loan Agreement.

     3.1 Collection of Accounts. Section 6.3(a) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

          "(a) Borrowers shall establish and maintain, at their expense, blocked accounts or lockboxes and related blocked accounts (in either case, "Blocked Accounts"), as Lender may specify, with such banks as are acceptable to Lender into which Borrowers shall promptly deposit and direct their account debtors to directly remit all payments on Receivables and all payments constituting proceeds of Inventory or other Collateral in the identical form in which such payments are made, whether by cash, check or other manner. The banks at which the Blocked Accounts are established shall enter into an agreement, in form and substance satisfactory to Lender, providing that all items received or deposited in the Blocked Accounts are the property of Lender, that the depository bank has no lien upon, or right to setoff against, the Blocked Accounts, the items received for deposit therein, or the funds from time to time on deposit therein and upon the written instruction of Lender, the depository bank will wire, or otherwise transfer, in immediately available funds, on a daily basis, all funds received or deposited into the Blocked Accounts to such bank account of Lender as Lender may from time to time designate for such purpose ("Payment Account"), provided, that, without limiting any other rights or remedies of Lender, Lender may, at its option, send such written instruction to depository banks at which the Blocked Accounts are maintained to transfer all available funds received or deposited into the Blocked Accounts to the Payment Account at any time that either:
          (A) an Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred and be continuing, or (B) the Excess Availability is less than $40,000,000. Each Borrower agrees that all payments made to such Blocked Accounts or other funds received and collected by Lender, whether in respect of the Receivables, as proceeds of Inventory or other Collateral or otherwise shall be treated as payments to Lender in respect of the Obligations and therefore shall constitute the property of Lender to the extent of the then outstanding Obligations."

     3.2 Sale of Assets, Consolidation, Merger, Dissolution, Etc.. Section 9.7(b) of the Loan Agreement is hereby amended by changing the end of Section 9.7(b)(xvi) from a semicolon to a semicolon followed by "and" and adding the following new Section 9.7(b)(xvii) at the end thereof:

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

               "(xvii) the issuance by Timet of New Preferred Stock to any holders of the BUCS pursuant to the BUCS Exchange Offer as described in the BUCS Exchange Offer Registration Statement; provided, that, (A) as of the date one (1) Business Day prior to any such issuance, Lender shall have received written notice of the intention of Timet to issue such New Preferred Stock, (B) Borrowers shall not be required to pay any cash dividends or repurchase or redeem such New Preferred Stock or make any other payments in respect thereof except to the extent permitted under Section 9.11 hereof, (C) the terms of such New
          Preferred Stock, and the terms and conditions of the issuance and exchange of the BUCS therefor, shall not include any terms that include any limitation on the right of Borrowers to request or receive Loans or Letter of Credit Accommodations or the right of Borrowers to amend or modify any of the terms and conditions of this Agreement or any of the other Financing Agreements, and (D) as of the date of such issuance and exchange and after giving effect thereto, no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred;"

     3.3 Indebtedness.

          (a) Section 9.9 (d)(i) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

               "(i) the principal amount of such Indebtedness shall not exceed $207,465,300, less the aggregate principal amount of all repayments, repurchases or redemptions or exchanges thereof (including pursuant to the BUCS Exchange Offer to the extent permitted under Section 9.7(b)(xvii) hereof), whether optional or mandatory, plus interest thereon at the rate provided in the Subordinated Debentures as in effect on the date hereof,"

          (b) Section 9.9(d)(iii)(B) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

               "(B) Timet may from time to time purchase BUCS in the open market or pursuant to privately negotiated purchases and, notwithstanding anything to the contrary in this Agreement or the Subordinated Debentures, may redeem the Subordinated Debentures, provided, that, as to any such purchase or redemption each of the following conditions is satisfied as reasonably determined by Lender in good faith (except as Lender may otherwise agree): (1) as of the date three (3) Business Days prior to the date of any payment in respect of such purchase or redemption, the daily average of the Excess Availability for the immediately preceding thirty (30) consecutive days shall have been not less than $25,000,000, (2) as of the date three (3) Business Days prior to any payment in respect of such purchase or redemption and after giving effect to the amount to be paid in respect of such purchase or redemption, the Excess Availability shall be not less than


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

          $25,000,000, and (3) as of the date three (3) Business Days prior to any payment in respect of such purchase or redemption and after giving effect to the amount to be paid in respect of such purchase or redemption, no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred and be continuing, and (4) as of the date one (1) Business Day prior to the day of any payment in respect of such purchase or redemption, Lender shall have received written notice of the intention of Timet to make any such purchase or redemption, which notice shall specify the amount of BUCS to be purchased or Subordinated Debentures to be redeemed, the price or redemption amount thereof and such other information with respect thereto as Lender may reasonably request,"

          (c) Section 9.9 of the Loan Agreement is hereby amended by deleting the word "and" in front of Section 9.9(n), changing the punctuation at the end of Section 9.9(n) from a period to a semicolon followed by "and" and adding the following new Section 9.9(o) at the end thereof:

               "(o) the unsecured Indebtedness of Timet pursuant to the Freedom Forge Bonds; provided, that, (i) aggregate face amount of the Federal Bond and the INA Bond together shall not exceed $3,000,000, and (ii) such Indebtedness shall not at any time include any terms that include any limitation on the right of Borrowers to request or receive Loans or Letter of Credit Accommodations or the right of Borrowers to amend, modify, supplement, replace, renew or extend any of the terms or conditions of this Agreement or any of the other Financing Agreements."

     3.4 Dividends and Redemptions.

          (a) Section 9.11(h) of the Loan Agreement is hereby amended to add the parenthetical "(other than the New Preferred Stock)" after the term Stock in the second line of such Section.

          (b) Section 9.11 of the Loan Agreement is hereby amended by deleting the word "and" in front of Section 9.11(h), changing the punctuation at the end of Section 9.11(h) from a period to a semicolon followed by "and" and adding the following new Sections 9.11(i), (j), (k) and (l) at the end thereof:

               "(i) The Trust may redeem the BUCS or the Trust Common Securities; provided, that, as to any such redemption of the BUCS each of the following conditions is satisfied: (i) as of the date three (3) Business Days prior to the date of any such redemption, the daily average of the Excess Availability for the immediately preceding thirty (30) consecutive days shall have been not less than $25,000,000, (ii) as of the date three (3) Business Days prior to any such redemption and after giving effect to the amount to be paid in respect of such redemption, the Excess Availability shall be not less than $25,000,000, (iii) as of the date three (3) Business Days prior to any such redemption and after giving effect to the amount to be paid in respect of such redemption, no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred and be continuing, and (iv) as of the date one (1) Business Day prior to the date of any such redemption, Lender shall have received written notice of the intention of the Trust to make any such redemption, which

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

          notice   shall   specify  the  amount  of  BUCS  to  be  purchased  or
          Subordinated Debentures to be redeemed and such other information with respect thereto as Lender may reasonably request;

               (j) After consummation of the BUCS Exchange Offer, Timet may purchase New Preferred Stock in the open market or pursuant to privately negotiated purchases and, notwithstanding anything to the contrary in this Agreement, may redeem the New Preferred Stock, provided, that, as to any such purchase each of the following conditions is satisfied: (i) as of the date three (3) Business Days prior to the date of any such purchase, the daily average of the Excess Availability for the immediately preceding thirty (30) consecutive days shall have been not less than $25,000,000, (ii) as of the date three (3) Business Days prior to any such purchase and after giving effect to the amount to be paid in respect of such purchase, the Excess Availability shall be not less than $25,000,000, (iii) as of the date three (3) Business Days prior to any such purchase and after giving effect to the amount to be paid in respect of such purchase, no Event of Default, or act, condition or event which with notice of passage of time or both would constitute an Event of Default, shall exist or have occurred and be continuing, and (iv) as of the date one (1) Business Day prior to any such purchase, Lender shall have received written notice of the intention of Timet to make any such purchase, which notice shall specify the amount of New Preferred Stock to be purchased, the price per share thereof and such other information with respect thereto as Lender may reasonably request;

               (k) Timet may pay dividends to the holders of the New Preferred Stock, provided, that, as to any such dividend, (i) such payment shall be made with funds legally available therefor, (ii) as of the date of the payment of such dividend and immediately after giving effect thereto, Excess Availability shall be not less than $25,000,000, (iii) the aggregate amount of all such dividends from and after the issuance of the New Preferred Stock, calculated on a cumulative basis, shall not exceed an aggregate amount equal to $15,000,000 multiplied by the number of calendar years from and including the year of issuance of such New Preferred Stock, (iv) such dividend shall not violate any law or regulation or the terms of any indenture, agreement or undertaking to which any Borrower or Guarantor is a party or by which any Borrower or Guarantor or its properties are bound, and (v) as of the date of the payment of such dividend and after giving effect thereto, no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred and be continuing; and

               (l) Timet may offer to exchange Capital Stock of Timet for New Preferred Stock to the extent permitted in Section 9.7(b)(xi);
          provided, that, Timet shall not be required to comply with the requirements in Section 9.7(b)(xi)(A) hereof so long as Lender shall have received one (1) Business Day prior written notice of Timet's intention to make any such exchange, which notice shall specify the

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          amount of the Capital Stock to be issued for the New  Preferred  Stock and such other information with respect thereto as Lender may reasonably request. Nothing in this Agreement is intended to limit or require prior notice to or approval of Lender with respect to Timet's issuance of Capital Stock of Timet in connection with the exercise of conversion rights by the holders of BUCS or New Preferred Stock in accordance with the terms of the BUCS or New Preferred Stock."

     3.5 Change in Business. The reference to the clause "Capital Stock of Timet or BUCS" in Section 9.16(b) of the Loan Agreement is hereby amended to read
"Capital Stock of Timet, or BUCS or New Preferred Stock." The second to last sentence in Section 9.16(b) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

          "TFMC shall not engage in any business or commercial activity or own or hold any assets or properties otherwise prohibited by the terms of this Agreement."

Section 4. Representations and Warranties. In addition to the continuing representations and warranties heretofore or hereafter made by Borrowers and Guarantors to Lender pursuant to the other Financing Agreements, each Borrower and Guarantor hereby represents and warrants to Lender as follows (the truth and accuracy of such representations and warranties are a continuing condition of the making of Loans and providing Letter of Credit Accommodations by Lender, shall survive the execution and delivery of Amendment No. 4, and shall be incorporated into and made a part of the Financing Agreements:

     4.1 BUCS Exchange Offer; New Preferred Stock.

          (a) Upon the issuance of the New Preferred Stock in accordance with the BUCS Exchange Offer, the New Preferred Stock shall have been fully paid and non-assessable, free and clear of all claims, liens, pledges and encumbrances of any kind arising by or through Timet.

          (b) Upon the issuance of the New Preferred Stock in accordance with the BUCS Exchange Offer, no court of competent jurisdiction will have issued any injunction, restraining order or other order which would prohibit consummation of the BUCS Exchange Offer or the transactions described in the BUCS Exchange Offer Registration Statement, and no governmental action or proceeding will have been threatened or commenced and remain pending seeking any injunction, restraining order or other order which would seek to void or otherwise modify the BUCS Exchange Offer or the transactions described in the BUCS Exchange Offer Registration Statement.

          (c) Upon the issuance of the New Preferred Stock in accordance with the BUCS Exchange Offer, neither the issuance and delivery of the New Preferred Stock nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof or the BUCS Exchange Offer Registration Statement (i) will have violated or will violate any applicable laws or regulations or any order or decree of any court or governmental instrumentality in any respect, or (ii) after giving effect to the consents hereunder, will conflict with or result in the breach of, or constitute a default in any respect under, any indenture, mortgage, deed of trust, security agreement, agreement or

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instrument  to which any  Borrower or Guarantor is a party or by which it or any of its assets may be bound, or (iii) will violate any provision of the Certificate of Incorporation, By-Laws or other organization document of any Borrower or Guarantor.

          (d) Borrowers have delivered, or caused to be delivered, to Lender true, correct and complete copies of the BUCS Exchange Offer Registration Statement (as in effect on the date hereof).

     4.2 Freedom Forge Bonds. Lender has received true, correct and complete copies of the Freedom Forge Bonds.

     4.3 No Default. No Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default exists or has occurred and is continuing on the date of this Amendment No. 4.

     4.4 Corporate Power and Authority. This Amendment No. 4 has been duly executed and delivered by each Borrower and Guarantor and, if necessary, approved by their respective shareholders, and is in full force and effect as of the date of this Amendment No. 4. The agreements and obligations of each Borrower and Guarantor contained in this Amendment No. 4 constitute legal, valid and binding obligations of such Borrower and Guarantor enforceable against such Borrower and Guarantor in accordance with their respective terms.

     4.5 Consents. No action of, or filing with, or consent of any governmental authority and no approval or consent of any other party, is required to authorize, or is otherwise required in connection with, the execution, delivery and performance of Amendment No. 4.

Section 5. Conditions Precedent. The effectiveness of this Amendment No. 4 shall be subject to, Lender having received, in form and substance satisfactory to Lender, each duly authorized, executed and delivered by the parties thereto (if applicable):

     5.1 an original of this Amendment No. 4; and

     5.2 true, correct and complete copy of the BUCS Exchange Offer Registration Statement (as of the date hereof).

     Section 6. Additional Agreements.

Each Borrower and Guarantor hereby agrees that, in addition to all other terms, conditions and provisions set forth in the other Financing Agreements, such Borrower or Guarantor shall cause to be delivered to Lender, a Certificate, duly authorized executed and delivered by the Chief Financial Officer of Timet substantially in the form of the certificate attached hereto as Exhibit B, in form and substance satisfactory to Lender, by no later than five (5) Business Days following the consummation of the BUCS Exchange Offer.

Section 7. Provisions of General Application.

     7.1 Effect of this Amendment. Except as modified pursuant hereto, no other changes or modifications to the Financing Agreements are intended or implied and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. To


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the extent of conflict  between the terms of this  Amendment No. 4 and the other
Financing Agreements, the terms of this Amendment No. 4 shall control. The Loan Agreement and this Amendment No. 4 shall be read and construed as one agreement.

     7.2 Additional Events of Default. The parties hereto acknowledge, confirm and agree that the failure of Borrowers or Guarantors to comply with the covenants, conditions and agreements contained herein shall constitute an Event of Default under the Financing Agreements (subject to the applicable notice and cure period, if any, with respect thereto provided for in the Loan Agreement as in effect on the date hereof).

     7.3 Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional action as may be necessary or desirable to effectuate the provisions and purposes of this Amendment No. 4.

     7.4 Governing Law. The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the laws of the State of Texas.

     7.5 Binding Effect. This Amendment No. 4 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

     7.6 Survival of Representations and Warranties. All representations and warranties made in this Amendment No. 4 or any other document furnished in connection with this Amendment No. 4 shall survive the execution and delivery of this Amendment No. 4 and the other documents, and no investigation by Lender or any closing shall affect the representations and warranties or the right of Lender to rely upon them.

     7.7 Counterparts. This Amendment No. 4 may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.







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                                       9

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 4 to be duly executed and delivered by their authorized officers as of the date and year first above written.

                              TITANIUM METALS CORPORATION

                              By: /s/ B. P. Inglis
                                  ------------------------------------------
                                  Title: V. P. Finance and Corporate Controller


                              TITANIUM HEARTH TECHNOLOGIES, INC.

                              By: /s/ B. P. Inglis
                                  -------------------------------------------
                              Title: V. P. Finance and Corporate Controller


                              TMCA INTERNATIONAL, INC.

                              By: /s/ B. P. Inglis
                                  ------------------------------------------
                              Title: V. P. Finance and Corporate Controller



                              TIMET MILLBURY CORPORATION

                              By: /s/ B. P. Inglis
                                  -----------------------------------------
                              Title: V. P. Finance and Corporate Controller



                              TIMET CASTINGS CORPORATION

                              By: /s/ B. P. Inglis
                                  -----------------------------------------
                              Title: V. P. Finance and Corporate Controller





                       [SIGNATURES CONTINUE ON NEXT PAGE]

                    [SIGNATURES CONTINUED FROM PREVIOUS PAGE]


                              TIMET FINANCE MANAGEMENT
                                      COMPANY

                              By: /s/ Greg Swalwell
                                  ---------------------------------------
                              Title: Vice President & Treasurer



AGREED TO:
---------

CONGRESS FINANCIAL CORPORATION
         (SOUTHWEST)

By:  /s/ Kenneth Sepp

Title:  Senior Vice President




























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